Exhibit 99 to Statement of Changes in Beneficial Ownership	Nordson Corp (NDSN)	Transaction Date
Russell Leroy Bauknight	Shares	December 9, 2004
1517 Gervais Street	Sold & Delivered	Remaining
Columbia, SC 29201	50048	Shares
		4,127,029
Cynthia W. Nord Charitable Remainder Unitrust dated June 9, 1994	11802	974,036

Evan W. Nord Charitable Remainder Unitrust dated June 9, 1994	11802	974,036
Evan W. Nord Revocable Trust dated July 6, 1994,	4380	361,531
as supplemented September 21, 1994 and November 18, 1994
Evan W. Nord Grandchild Trust No. 1 dated April 10, 1997	6	408
Evan W. Nord Grandchildren Trust dated September 8, 1997	10	798

Evan W. Nord Trust FBO Bruce B. Nord dated June 2, 1987	370	30,388
Evan W. Nord Trust FBO Ethan W. Nord dated June 2, 1987	370	30,388
Evan W. Nord Trust FBO Kathleen N. Peterson dated June 2, 1987	370	30,388
Evan W. Nord Trust FBO Eric T. Nord dated June 2, 1987	370	30,388
Evan W. Nord Trust FBO Allyson M. Nord dated June 2, 1987	370	30,388

Evan W. Nord Trust Agreement FBO Wiley Kennedy dated December 8, 1995	102	8,276
2000 Irrevocable Trust Agreement of Evan W. Nord	710	58,440
2000 Charitable Remainder Trust No. 1 of Evan W. Nord	474	38,958
2000 Charitable Remainder Trust No. 2 of Evan W. Nord	48	3,894
2000 Charitable Remainder Trust No.3 of Evan W. Nord	48	3,894
2000 Charitable Remainder Trust No. 4 of Evan W. Nord	48	3,894
2000 Charitable Remainder Trust No.5 of Evan W. Nord	48	3,894
2000 Charitable Remainder Trust No. 6 of Evan W. Nord	48	3,894
2000 Charitable Remainder Trust No.7 of Evan W. Nord	48	3,894
2000 Charitable Remainder Trust No. 8 of Evan W. Nord	48	3,894
2000 Charitable Remainder Trust No.9 of Evan W. Nord	48	3,894
2000 Charitable Remainder Trust No. 10 of Evan W. Nord	48	3,894
2000 Charitable Remainder Trust No. 11 of Evan W. Nord	48	3,894
2000 Charitable Remainder Trust No. 12 of Evan W. Nord	48	3,894
2000 Charitable Remainder Trust No.13 of Evan W. Nord	48	3,894
2000 Charitable Remainder Trust No. 14 of Evan W. Nord	48	3,894
2000 Charitable Remainder Trust No.15 of Evan W. Nord	48	3,894
2000 Charitable Remainder Trust No. 16 of Evan W. Nord	48	3,894
2000 Charitable Remainder Trust No.17 of Evan W. Nord	48	3,894
2000 Charitable Remainder Trust No. 18 of Evan W. Nord	48	3,894
2000 Charitable Remainder Trust No.19 of Evan W. Nord	48	3,894
2000 Charitable Remainder Trust No. 20 of Evan W. Nord	48	3,894

Evan W. Nord Trust for Lineal Descendants FBO Allyson N Wandtke dated May 25, 1995	1800	148,462
Evan W. Nord Trust for Lineal Descendants FBO Katheleen N Peterson dated May 25, 1995	1800	148,462
Evan W. Nord Trust for Lineal Descendants FBO Ethan W Nord dated May 25, 1995	1800	148,462
Evan W. Nord Trust for Lineal Descendants FBO Eric T Nord dated May 25, 1995	1800	148,462
Evan W. Nord Trust for Lineal Descendants FBO Bruce B Nord dated May 25, 1995	1800	148,462
Evan W. Nord Charitable Remainder Unitrust FBO Eric Nord and Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	1800	148,462
Evan W. Nord Charitable Remainder Unitrust FBO Ethan Nord & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	1800	148,462
Evan W. Nord Charitable Remainder Unitrust FBO Bruce Nord & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	1800	148,462
Evan W. Nord Charitable Remainder Unitrust FBO Katheleen Peterson & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	1800	148,462
Evan W. Nord Charitable Remainder Unitrust FBO Allyson N. Wandtke & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	1800	148,462

Total Shares	50048	4,127,029
		4,127,029
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